Exhibit 99.1

FundQuest, Incorporated

(A BNP Paribas Company)

Financial Statements as of and for the

Year Ended December 31, 2010, and

Independent Auditors’ Report

FUNDQUEST, INCORPORATED

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

FundQuest, Incorporated:

We have audited the accompanying statement of financial condition of FundQuest, Incorporated (the “Company”) as of December 31, 2010, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 16, 2011

FUNDQUEST, INC.

STATEMENT OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2010

ASSETS
CURRENT ASSETS:
Cash	$2,121,776
Accrued fees receivable	4,266,537
Progress fee receivable	666,667
Prepaid expenses and other current assets	602,061

Total current assets	7,657,041

Information technology and other equipment — net	178,944

OTHER ASSETS:
Restricted cash	430,000
Security deposit	8,340
Deferred income taxes	117,170
Warrants	7,746,667

Total other assets	8,302,177

TOTAL	$16,138,162

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,370,400
Payable for platform fees	2,329,734
Deferred platform fee credits	1,937,180
Lease exit costs payable	685,936
Income taxes payable	117,170

Total current liabilities	7,440,420

LONG-TERM LIABILITIES:
Deferred platform fee credits	10,331,623
Lease exit costs payable	1,284,292
Security deposit payable to sublessees	183,813

Total long-term liabilities	11,799,728

Total liabilities	19,240,148

COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDER’S EQUITY (DEFICIT):
Common stock, par value $.01 per share, 25,000,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in capital	200,000
Accumulated deficit	(3,301,987)

Total stockholder’s deficit	(3,101,986)

TOTAL	$16,138,162

See notes to financial statements.

FUNDQUEST, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

REVENUES:
Advisory fees	$19,647,653
Development fee	47,750

Total revenues	19,695,403

OPERATING EXPENSES:
Compensation and employee-related expenses	13,635,606
Professional services	5,983,997
Occupancy and related expenses	1,907,044
Loss on disposal of fixed assets	3,258,826
General administrative and marketing	1,444,736
Information technology	1,024,484
Depreciation and amortization	829,994
Travel and entertainment	536,799

Total operating expenses	28,621,486

LOSS FROM OPERATIONS	(8,926,083)

OTHER INCOME AND EXPENSES:
Interest income	9,398
Other income	4,694,121
Interest expense	(11,424)

Total other income	4,692,095

LOSS BEFORE INCOME TAX EXPENSE	(4,233,988)
INCOME TAX EXPENSE	456

NET LOSS	$(4,234,444)

See notes to financial statements.

FUNDQUEST, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

				Retained
			Additional	Earnings
	Number	Common	Paid-In	(Accumulated
	of Shares	Stock	Capital	Deficit)	Total
BALANCE — January 1, 2010	100	$1	$—	$932,457	$932,458
Net loss				(4,234,444)	(4,234,444)
Capital contribution			200,000		200,000

BALANCE — December 31, 2010	100	$1	$200,000	$(3,301,987)	$(3,101,986)

See notes to financial statements.

FUNDQUEST, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,234,444)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	829,994
Loss on disposal of fixed assets	3,258,826
Unrealized gain on warrants	(4,486,412)
Deferred rent	(1,017,921)
Deferred income tax benefit	(117,170)
Noncash expenses paid by Parent	200,000
Changes in operating assets and liabilities:
Accrued fees receivable	(501,101)
Progress fee receivable	(666,667)
Prepaid expenses and other current assets	(287,977)
Accounts payable and accrued expenses	(430,861)
Deferred revenue	(138,200)
Payable for platform fees	2,329,734
Deferred platform fee credits	9,008,548
Lease exit costs payable	1,970,228
Income taxes payable	117,170

Net cash provided by operating activities	5,833,747

CASH FLOWS FROM INVESTING ACTIVITY — Purchases of technology and equipment	(73,352)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of credit facility	(5,000,000)
Proceeds from credit facility	1,000,000
Security deposits received from subleases	183,813

Net cash used in financing activities	(3,816,187)

NET INCREASE IN CASH	1,944,208
CASH — Beginning of year	177,568

CASH — End of year	$2,121,776

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING TRANSACTIONS:
During the year ended December 31, 2010, the Company received warrants with a grant-date fair value of $3,260,255 pursuant to the outsourcing agreement (see notes 1 and 9)
Noncash capital contribution received by the Company from Parent in the form of expenses paid by Parent on behalf of the Company of $200,000
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Interest paid during the year ended December 31, 2010	$28,839

See notes to financial statements.

FUNDQUEST, INCORPORATED

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

FundQuest, Incorporated (the “Company”) is a Delaware Corporation that manages and administers assets in fee-based investment programs for institutions and retail clients. The Company is registered with the Securities and Exchange Commission, as a registered investment adviser. Effective on October 1, 2010, the Company became a 100% direct subsidiary of BNP Paribas Investment Partners USA Holdings, Inc. (“Parent”) (formerly known as Charter Atlantic Corporation), a wholly owned subsidiary of Paribas North America, Inc.

On February 8, 2010, the Company entered into a seven-year Outsourcing Agreement with a third party whereby the Company is utilizing the third party’s platform technology system to service its customer base (“Outsourcing Agreement”). As a result, the Company is no longer directly providing middle and back-office services to its clients, but continues to provide management and advisory services to its clients. See Note 9 for further discussion and accounting related to the Outsourcing Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition — Advisory fees are derived from money management, administration, and reporting services to institutional and retail clients. The Company records revenue (advisory fees) based on the terms of the advisory agreement, as a stated percentage of assets under management and advisory fees are recognized in revenue as earned.

The Company has contractual arrangements with clients to provide certain services, including subadvisory and distribution-related services. Management’s determination of whether revenue should be reported gross, based on the amount paid by the clients, or net of payments to third party service providers is based on management’s assessment of whether the Company is acting as the principal service provider or is acting as an agent. The primary factors considered in assessing the nature of the Company’s role include: (1) whether the Company is responsible for the fulfillment of the obligation, including the acceptability of the services provided; (2) whether the Company has reasonable latitude to establish the price of the service provided; (3) whether the Company has the discretion to select the service provider; and (4) whether the Company assumes credit risk in the arrangement.

Interest income earned on cash balances is accrued as earned.

During the year ended December 31, 2010, the Company’s five largest clients represented approximately 21.3%, 9.6%, 9.6%, 8.6%, and 7.8%, respectively, of total advisory fees.

Cash — Cash consists of demand deposits and term deposits with an original maturity of three months or less.

Information Technology and Other Equipment — Information technology and other equipment are carried at cost less accumulated depreciation. Both information technology and other equipment are depreciated using the double-declining method over the assets’ estimated useful lives, which range from three to eight years.

Warrants — The Company holds warrants in a public company, as more fully described in Notes 3 and 9, which are accounted for as a derivative instrument at December 31, 2010, and recognized in the statement of financial condition at fair value with the corresponding unrealized gain recorded in other income, as such derivative instrument has not been designated as a hedging instrument.

Income Taxes — The Company is included in the consolidated federal and state income tax return filed by Paribas North America, Inc. The Company’s income tax provision is determined on a separate legal entity-basis based on the results of operations of the Company.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company follows the provisions of Accounting Standards Codification (ASC) 740, Accounting for Uncertainty in Income Taxes. Under this guidance, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company presently does not have any unrecognized tax benefits recorded in the accompanying financial statements.

The Company’s major tax jurisdictions are federal and the Commonwealth of Massachusetts. The earliest tax year that remains subject to examination by these jurisdictions is 2007. The Company’s policy is to record interest and penalties associated with uncertain tax positions in income tax expense.

New Accounting Pronouncements —

Fair Value Measurements — In January 2010, the FASB issued guidance on improving disclosures about fair value measurements. The guidance requires additional disclosure on transfers in and out of Levels 1 and 2 in the fair value hierarchy and the reasons for such transfers. In addition, for fair value measurements using significant unobservable inputs (Level 3), the reconciliation of beginning and ending balances shall be presented on a gross basis, with separate disclosure of gross purchases, sales, issuances, and settlements and transfers in and transfers out of Level 3. The new guidance also requires enhanced disclosures on the fair value hierarchy to disaggregate disclosures by each class of assets and liabilities. In addition, an entity is required to provide further disclosures on valuation techniques and inputs used for fair value measurements that fall in either Level 2 or Level 3. The guidance is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010. The Company adopted the guidance, excluding the reconciliation of Level 3 activity, with the issuance of its December 31, 2010, financial statements. Adoption did not have a material impact on the Company’s financial statements.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The three levels of the fair value hierarchy are described as follows:

Level 1 — Inputs to the valuation methodology are unadjusted quoted prices for identical assets in active markets that the Company has the ability to access.

Level 2 — Inputs to the valuation methodology include:

•	quoted prices for similar assets in active markets

•	quoted prices for identical or similar assets in inactive markets

•	inputs other than quoted prices that are observable for the asset

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means

If the asset has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset.

Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

At December 31, 2010, the Company holds non-publically traded warrants, as more fully described in Note 9, to purchase shares of a public company (this company completed an initial public offering (IPO) on July 29, 2010). The warrants have been valued using a Black-Scholes option-pricing model with the following significant inputs:

Number of warrants	1,388,889
Exercise price (120% of IPO price of $9.00)	$10.80 per share
Stock price	$16.38 per share

The Company’s assets at fair value on a recurring basis, by level within the fair value hierarchy, as of December 31, 2010, are as follow:

	Level 1	Level 2	Level 3	Total
Warrants	$—	$7,746,667	$—	$7,746,667

Total	$—	$7,746,667	$—	$7,746,667

4.	INFORMATION TECHNOLOGY AND OTHER EQUIPMENT

At December 31, 2010, information technology and other equipment consisted of the following:

Information technology and other equipment	$491,018
Less accumulated depreciation	(312,074)

Information technology and other equipment — net	$178,944

5.	INCOME TAXES

The Company’s effective tax rate of 0.011% differs from the federal statutory tax rate of 35% largely due to nondeductible expenses and the application of a valuation allowance against its net deferred tax asset.

Significant components of the income tax provision as of December 31, 2010, are as follows:

Income tax:
Current tax expense:
Federal	$117,170
State	456

Total current tax expense	117,626

Deferred tax benefit:
Federal	(117,170)
State	—

Total deferred tax benefit	(117,170)

Total income tax expense	$456

Deferred tax assets and liabilities of the Company are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to be in force when the differences reverse. The deferred tax assets are primarily composed of federal and Massachusetts net operating loss carry forwards of $2,297,087 and $150,210, respectively, as well as platform fee credits of $3,761,400. Unused federal net operating losses will expire between 2021 and 2029 and unused Massachusetts net operating losses will expire between 2012 and 2014.

Components of the Company’s net deferred tax assets as of December 31, 2010, are as follows:

Deferred tax assets:
Professional fees	$80,725
Depreciation	30,549
Accrued expenses	867,619
State and Federal net operating losses	2,447,297
Platform fee credits	3,761,400
Alternative minimum tax credit	117,170

Total deferred tax assets	7,304,760

Deferred tax liabilities:
Section 481(a) adjustment	185,869
Deferred income	269,084
Unrealized gain on warrants	620,233

Total deferred tax liabilities	1,075,186
Valuation allowance	(6,112,404)

Net deferred tax assets	$117,170

A valuation allowance totaling $6,112,404 has been applied against the Company’s net deferred tax assets as the Company has determined that it is more likely than not that the net operating loss deferred tax assets will expire prior to use.

6.	OTHER INCOME

In 2010, the Company received proceeds of $207,709 from an insurance claim, which has been recorded in other income. In addition, within this line item is unrealized gain on derivative transaction in the amount of $4,486,412, which is the mark to market adjustment of the warrants described in Note 3, as of December 31, 2010. See Note 9 for further description of the accounting for the warrants.

7.	RELATED PARTIES

The Company provides information management, and other professional and administrative services to its stockholder, affiliated investment partnerships, and other entities, which are related parties. Amounts recorded related to such services were $128,040 for the year ended December 31, 2010.

The Company had a credit facility with an affiliate for $4,000,000, which was paid in full and terminated during 2010. Total interest expense on the credit facility during 2010 was $11,424, which was based on LIBOR (defined as London Interbank Offered Rate), plus a margin.

8.	COMMITMENTS AND CONTINGENCIES

From matters arising in the ordinary course of business, the Company at times may be subject to actual, pending or threatened litigation, claims, or assessments. Based on the most recent information available, the Company periodically assesses the contingencies related to such matters and considers the need to record reserves in the event it is deemed probable that a liability has been incurred and the amount of its contingent loss, net of any applicable insurance coverage, can be reasonably estimated. As additional information becomes available, the Company adjusts its assessment and estimates of such liabilities. Based on management’s assessment, litigation is not expected to have a material impact on the financial statements.

The Company has an operating lease for its office space which is subject to escalations based on increases in the lessors’ operating costs and property taxes. The Company subleases all of its premises to third parties. The future minimum lease commitments, excluding escalations, as well as the committed sublease income, as of December 31, 2010, listed below:

		Sublease	Net Lease
Year	Total	Income	Commitments
2011	$1,113,709	$637,087	$476,622
2012	1,144,014	768,952	375,062
2013	1,174,319	788,293	386,026
2014	1,204,625	804,419	400,206
2015	303,050	201,610	101,440

Total	$4,939,717	$3,200,361	$1,739,356

Rent expense for the year ending December 31, 2010 was $305,857 and is included within the occupancy and related expenses in the statement of operations.

The Company has a $430,000 Irrevocable Standby Letter of Credit as security for a seven-year office lease. The letter of credit has an annual response date for automatic extension which was renewed in June 2011 and a final expiration date of no later than June 30, 2015. The letter of credit is collateralized by a $430,000 certificate of deposit which is recorded as restricted cash in the statement of financial condition.

9.	OUTSOURCING AGREEMENT

On February 8, 2010, the Company entered into a seven year agreement with a third party to outsource its technology platform services business effective April 30, 2010. Pursuant to this agreement, the Company pays platform fees at an agreed upon rate applied to those assets under management to which this agreement relates. These platform fees are recorded as an expense within Professional Services on the statement of operations. In addition, the Company has received and will receive considerations from the third party as an inducement to enter into the agreement as further described below.

Upfront Payment — The Company received an upfront payment in the amount of $10,300,000 which is amortized on a straight line basis over the life of the agreement as a reduction of the costs of services the third party is providing to the Company. A credit in the amount of $980,952 has been reflected in Professional Services on the statement of operations for the year ended December 31, 2010 and the remaining $9,319,048 has been deferred and is reflected as Deferred Platform Fee Credits within the statement of financial condition.

Progress Payments — The Company is also receiving progress payments of $1,000,000 annually over the first five years of the agreement. Such amounts are recognized as they become due and have been recorded in the financial statements as Progress Fee Receivable and a credit to Professional Services within the statement of operations.

Deferred Payment — Within 60 days after the fifth anniversary of the effective date of the agreement, the third party will pay the Company (the “deferred payment”), an amount calculated as the difference between the average annual revenues earned by the third party under the agreement over the five year period times 2.3 and the Upfront Payment. Such deferred payment can never be a negative amount. The Company has not recognized any amounts in the financial statements related to the deferred payment as realization cannot be assured beyond a reasonable doubt at this time.

Warrants — The Company also entered into a separate agreement with this same third party on February 8, 2010, whereby this third party granted to the Company warrants (“Warrants”) to purchase common stock. The exercise date of the Warrants was July 29, 2010, which is the date the third party completed an IPO, the par value is $.001, the warrant price is 120% of the IPO price, and the expiration date is 42 months after initial exercise date. The Warrants are nontransferable unless transfer is made to a party approved by the third party and there are no voting rights nor are they entitled to receive dividends. The fair value of the Warrants upon issuance was $3,260,255 and is accounted for as additional consideration related to the agreement and is recognizing as a reduction of the costs of the services the third party provides the Company within Professional Services within the statement of operations over the term of the agreement (fair value on issuance was $3,260,255 of which $310,500 has been reflected in the current year income statement). The gain from issuance date through December 31, 2010 has been recognized in Other Income on the statement of operations in the amount of $4,486,412.

The reserves for restructuring costs related primarily to the above Outsourcing Agreement as of December 31, 2010, and include the following activity:

		Lease Exit		Information
	Severence	Costs	Professional	Technology
	(1)	Payable (2)	Services (3)	(4)	Total
Balance — beginning of the year	$—	$—	$—	$—	$—
Provision	4,334,322	2,056,733	1,293,966	82,854	7,767,875
Payments	(4,055,930)	(86,505)	(1,293,966)	(76,354)	(5,512,755)

Balance — end of year	$278,392	$1,970,228	$—	$6,500	$2,255,120

(1)	Ending severance accrual is included within accounts payable and accrued expenses and provision is included within compensation and employee-related expenses.
(2)	Cash payments are net of sublease income. Provision is included within occupancy and related expenses.
(3)	Professional services primarily related to parallel processing and legal services.
(4)	Information technology provision is included within information technology and the ending accrual is included in accounts payable and accrued expenses.

In addition, expenses were recorded in 2010 primarily related to outsourcing transaction to dispose of fixed assets no longer in use in the amount of $3,258,826.

10.	SUBSEQUENT EVENTS

Management has reviewed and evaluated all significant events and transactions that occurred after December 31, 2010 and through December 16, 2011, the date that these financial statements were available to be issued. This evaluation was made for all recognized and unrecognized subsequent events. The following subsequent events were identified:

On August 5, 2011, the Company’s Parent entered into a Stock Purchase Agreement to sell all of the issued and outstanding shares of capital stock of the Company to the same party with whom the Company entered into an Outsourcing Agreement as discussed in Note 9. The expected closing of the deal is December 2011.

On August 15, 2011, the Company sold the warrants discussed in Notes 3 and 9, to an unrelated third party. Additionally, the board of FundQuest unanimously approved a dividend to its parent BNP Paribas Investment Partners USA Holding, Inc. for an amount equal to the proceeds on the sale of the Warrants.

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